SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                 -----------------------------------------------

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 31, 1997


                          OCWEN ASSET INVESTMENT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    VIRGINIA                        000-22389                    65-0736120
(STATE OR OTHER                    (COMMISSION                (I.R.S. EMPLOYER
  JURISDICTION                     FILE NUMBER)              IDENTIFICATION NO.)
OF INCORPORATION)


                              THE FORUM, SUITE 1000
         1675 PALM BEACH LAKES BOULEVARD, WEST PALM BEACH, FLORIDA 33401
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)


                                 (561) 681-8000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




                                   PAGE 1 OF 6
                             EXHIBIT INDEX ON PAGE 4

ITEM 5.  OTHER EVENTS

The news release of Ocwen Asset Investment Corp. dated October 29, 1997, regarding its financial results for the three month period ended September 30, 1997 and the period of May 19, 1997 through September 30, 1997, including unaudited consolidated financial statements for the three month period ended September 30, 1997 and the period of May 19, 1997 through September 30, 1997, are attached and filed herewith as Exhibit 99.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

    (c)           Exhibits

                  The following exhibit is filed as part of this report:

                  (99) News release of Ocwen Asset Investment Corp. dated October 29, 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                          OCWEN ASSET INVESTMENT CORP.
                          (Registrant)


                          By: /s/   Mark S. Zeidman
                             ---------------------------------
                                    Mark S. Zeidman
                                    Senior Vice President and
                                    Chief Financial Officer



Date:   October 31, 1997

                                INDEX TO EXHIBIT



     EXHIBIT NO.   DESCRIPTION                                             PAGE
     -----------   -----------                                             ----

         99        News release of Ocwen Asset Investment Corp. dated       5
                   October 29, 1997 regarding its financial results for the three month period ended September 30, 1997 and the period of May 19, 1997 through September 30,
                   1997.

================================================================================
Ocwen Asset Investment Corp.
1675 Palm Beach Lakes Boulevard
West Palm Beach, FL 33401
NASDAQ Symbol: OAIC
================================================================================

NEWS RELEASE: IMMEDIATE                                         OCTOBER 29, 1997

OCWEN ASSET INVESTMENT CORP. REPORTS QUARTERLY RESULTS

Ocwen Asset Investment Corp. ("OAIC") today reported funds from operations of $0.22 per share for the quarter ended September 30, 1997 as compared to $0.11 per share for the period from its initial public offering on May 19, 1997 to June 30, 1997 (the "Short Period"). Net income for the quarter ending September 30, 1997 was $4.35 million as compared to $2.06 million for the Short Period. Christine Reich, OAIC President stated, "We are pleased with our earnings progress to date. The increased earnings this quarter are the result of the additional deployment of $82.1 million of cash from the initial common stock offering proceeds into higher earning investments."

During the quarter, OAIC invested $35.5 million in subordinates and securities available for sale, $26.2 million in real estate, $16.6 million in discount loans and $3.8 million in residential loans. OAIC began acquiring residential loans in September with the intent of accumulating such loans and executing a securitization, to effectively retain a subordinate interest.

As of September 30, 1997 OAIC had invested approximately $144.7 million or 51% of its initial public offering proceeds. To date OAIC has additional outstanding funding commitments of $124.8 million, consisting of: $59 million of subordinate transactions awarded to OAIC and scheduled to close in the fourth quarter; $32.5 million of real estate acquisitions under contract subject to OAIC's due diligence review during which time OAIC has the right to terminate the acquisition if significant issues arise; and $25.7 million of lending commitments outstanding which are subject to various conditions which the borrowers must satisfy prior to OAIC closing the transactions. In addition, OAIC closed a $7.6 million lending transaction in October and provided the borrower with an initial funding of $4.5 million.

Annualized yields for the quarter ended September 30, 1997 were 5.70% for repurchase agreements and interest bearing deposits, 15.17% for securities available for sale, 9.08% for discount loans and 7.58% for residential loans. The overall annualized portfolio yield for the quarter was 8.14%.

QUARTERLY RESULTS AT A GLANCE:
For the quarter ended September 30, 1997 and the Short Period ended June 30, 1997 (dollars in thousands, except per share data):


                                                           September 30, 1997             June 30, 1997
                                                         ----------------------      -----------------------
           Operating Results:                             Amount      Per Share      Amount        Per Share
                                                         -------      ---------      ------        ---------
           Total Income                                  $5,579                      $2,482
           Expenses                                       1,229                         422
           Net Income                                     4,350           $0.22       2,060            $0.11
           Funds From Operations                          4,372           $0.22       2,087            $0.11
           Dividend                                                       $0.24                        $0.10

           Summary of Financial Position:

           Cash & Cash Equivalents                     $138,473                    $220,022
           Securities Available for sale                 89,521                      58,545
           Loan Portfolio                                 3,773                           0
           Discount Loans, Net                           25,184                       8,545
           Investment in Real Estate                     26,264                           0
           Total Shareholders' Equity                   285,202                     287,532



CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, CHANGES IN INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC ENVIRONMENTS, COMPETITIVE PRODUCTS AND PRICING, GOVERNMENT FISCAL AND MONETARY POLICIES, CHANGES IN PREVAILING INTEREST RATES AND OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS AND SECURITY INVESTMENTS.

ATTACHED ARE THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.



                          OCWEN ASSET INVESTMENT CORP.
                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                               September 30, 1997
                                   (Unaudited)

ASSETS
Cash and amounts due from depository institutions ................   $     200,956
Interest bearing deposits ........................................       8,271,671
Repurchase agreements ............................................     130,000,000
Securities available for sale, at market value ...................      89,520,700
Loan portfolio, net ..............................................       3,773,321
Discount loan portfolio, net .....................................      25,184,291
Principal and interest receivable ................................       1,897,189
Investment in real estate, net ...................................      26,263,717
Deposits on pending asset acquisitions ...........................       6,184,300
Other assets .....................................................         535,106
                                                                     -------------
                                                                     $ 291,831,251
                                                                     =============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Dividends payable ................................................   $   4,590,000
Accrued expenses, payables and other liabilities .................       2,039,437
                                                                     -------------
                                                                         6,629,437
                                                                     -------------
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 25,000,000 shares authorized;
    0 shares issued and outstanding ..............................              --
Common Stock, $.01 par value; 200,000,000 shares authorized ;
    19,125,000 shares issued and outstanding at September 30, 1997         191,250
Additional paid-in capital .......................................     283,496,750
Distributions in excess of earnings ..............................         (92,006)
Unrealized gain on securities available for sale .................       1,605,820
                                                                     -------------
    Total stockholders' equity ...................................     285,201,814
                                                                     -------------
                                                                     $ 291,831,251
                                                                     =============

                          OCWEN ASSET INVESTMENT CORP.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                        For the   For the Period
                                                     Three Months  May 19, 1997
                                                        Ended           to
                                                     September 30, September 30,
                                                         1997           1997
                                                     ------------- -------------
Interest income:

Repurchase agreements and interest bearing deposits   $2,753,729   $4,150,857
Securities available for sale .....................    2,492,172    3,497,356
Loans .............................................        5,565        5,565
Discount loans ....................................      260,471      340,966
                                                      ----------   ----------
                                                       5,511,937    7,994,744
                                                      ----------   ----------

Operating income:
Real estate investments, net ......................       57,243       57,243
Other .............................................        9,795        9,795
                                                      ----------   ----------
                                                          67,038       67,038
                                                      ----------   ----------

Operating expenses:
Management fees ...................................      719,914    1,060,914
Loan expenses .....................................      237,891      285,812
Other .............................................      270,898      304,560
                                                      ----------   ----------
                                                       1,228,703    1,651,286
                                                      ----------   ----------

Net income ........................................   $4,350,272   $6,410,496
                                                      ==========   ==========
Per share data:
    Net income ....................................   $     0.22   $     0.33
                                                      ==========   ==========